EXHIBIT 99.1

Core-Mark Completes Deal to Acquire Forrest City Grocery

South San Francisco, California - May 3, 2011 - Core-Mark Holding Company, Inc. (Nasdaq: CORE), one of the largest marketers of fresh and broad-line supply solutions to the convenience retail industry in North America, announced today that it has closed its previously announced acquisition of Forrest City Grocery Company (FCGC).

The final purchase price was $66 million including approximately $43 million in assets. Core-Mark funded this purchase with a combination of cash on hand and borrowings under its $200 million revolving credit facility. The deal is accretive to net income beginning in 2011, excluding approximately $2.5 million in start-up and conversion costs.

“Our focus is on the customers of Forrest City and the ways we can bring value-added services to help them grow their sales and profits. In the weeks ahead, we will be combining the hard work and dedication of the Forrest City Division team with Core-Mark's leading marketing programs and technology. Strategically, this merger enables us to increase our infrastructure into the very important Southeastern U.S. market,” said Michael Walsh, President and Chief Executive Officer of Core-Mark.

Core-Mark
Core-Mark is one of the largest marketers of fresh and broad-line supply solutions to the convenience retail industry in North America. Founded in 1888, Core-Mark offers a full range of products, marketing programs and technology solutions to approximately 28,000 customer locations in the U.S. and Canada through 25 distribution centers (excluding two distribution facilities the Company operates as a third party logistics provider). Core-Mark services traditional convenience retailers, grocers, drug, liquor and specialty stores, and other stores that carry convenience products. For more information, please visit www.core-mark.com.

Safe Harbor
Except for historical information, the statements made in this press release are forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on certain assumptions or estimates, discuss future expectations, describe future plans and strategies, contain projections of results of operations or of financial conditions or state other forward-looking information. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain.
Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, actual results and performance could differ materially from those set forth in the forward-looking statements. Forward-looking statements in some cases can be identified by the use of words such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “would,” “project,” “predict,” “continue,” “plan,” “propose” or other similar words or expressions. These forward-looking statements are based on the current plans and expectations of our management and are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those discussed in such forward-looking statements.

Factors that might cause or contribute to such differences include, but are not limited to, our ability to successfully integrate acquired businesses; unexpected costs and benefits of the transaction; changes in management plans relating to the entity acquired; our ability to borrow additional capital; governmental regulations and changes thereto, including fair trade laws; our ability to implement marketing strategies; and our reliance on manufacturer discount and incentive programs;. Refer to the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC on March 15, 2011 and Part II, Item 1A, “Risk Factors” of any quarterly report on Form 10-Q subsequently filed by us. Except as provided by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Contact: Ms. Milton Gray Draper, Director of Investor Relations at 650-589-9445 x 3027 or at mdraper@core-mark.com